UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

FREEDOM FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (417) 886-6600 ________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant

On November 30, 2009, our shareholders approved a Plan of Dissolution and Complete Liquidation of the Company (the “Dissolution Plan”).  Pursuant to the Dissolution Plan, we intend to file a certificate of dissolution with the Delaware Secretary of State on December 7, 2009 (the “Effective Date”).

In light of the Dissolution Plan, all of the officers and directors of the Company other than Vernon S. Schweigert have resigned from the Company effective as of the Effective Date as described in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   The following officers have given notice of their resignation as officers of the Company, to be effective as of the Effective Date:

Jerald Fenstermaker -	President and Chief Executive Officer
Kevin Maxwell -	Treasurer and Chief Financial Officer
Thomas Holgate -	Senior Vice President of Operations and Secretary

The following directors have given notice of their resignation as directors, to be effective as of the Effective Date:

Jerald Fenstermaker
Bob Chancellor
Troy Compton
Steve Gore
David Ledesma

(c) (d)   From and after the Effective Date, the Board has designated Vernon S. Schweigert as the Company’s sole director and sole officer, having the corporate titles of President, Treasurer and Secretary, to serve until his successor is duly elected and qualified or until the Company has completed its dissolution and complete liquidation according to the Dissolution Plan.

(e)   Mr. Schweigert will be paid an annual director’s fee as compensation for his service as sole director in the amount of $15,000 per year.  Mr. Schweigert will serve without compensation as the sole officer of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.

By /s/Jerald L. Fenstermaker
Dated: December 4, 2009	President and Chief Executive Officer